The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Silent Seconds
Aggregate
                            UPB                             %
Silent Seconds (Only)                       $216,650,957.07    27.01%
Total (Entire Pool)                         $802,012,162.36

Resulting OCLTV
                            OCLTV
Silent Seconds (Only)                                99.12%
Total (Entire Pool)                                  80.20%

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.



================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report

Summary of Loans in Statistical Calculation Pool                                              Range
                                                                                              -----
(As of Calculation Date)
Total Number of Loans                                                    1,170
Total Outstanding Balance                                         $216,650,957
Average Loan Balance                                                  $185,172          $19,319 to      $1,500,000
WA Mortgage Rate                                                        8.362%           4.875% to         12.875%
Net WAC                                                                 7.853%           4.366% to         12.366%
ARM Characteristics
  WA Gross Margin                                                       6.624%           2.000% to         10.050%
  WA Months to First Roll                                                   24                1 to             108
  WA First Periodic Cap                                                 1.871%           1.000% to          7.000%
  WA Subsequent Periodic Cap                                            1.423%           1.000% to          3.000%
  WA Lifetime Cap                                                      15.149%          10.500% to         19.875%
  WA Lifetime Floor                                                     8.162%           2.000% to         12.375%
WA Original Term (months)                                                  376              360 to             480
WA Remaining Term (months)                                                 374              270 to             480
WA LTV                                                                  79.40%           49.28% to          91.90%
  Percentage of Pool with CLTV > 100%                                    0.00%


WA FICO                                                                    634

Secured by (% of pool)             1st Liens                           100.00%
                                   2nd Liens                             0.00%
Prepayment Penalty at Loan Orig (% of all loans)                        71.19%



---------------------------------------------------------------------------------------------------------------------------
Top 5 States:        Top 5 Prop:       Doc Types:       Purpose Codes     Occ Codes             Grades        Orig PP Term
------------         ----------        ----------       -------------     ---------             ------        -------------

CA        20.97%     SFR   64.44%     FULL   51.60%      PUR   90.17%       OO   98.52%        A   91.08%    0   28.81%
FL        12.10%     PUD   24.78%   STATED   48.30%      RCO    8.08%      INV    0.79%        C-   3.58%   12    3.33%
TX         7.68%     CND    9.06%     NINA    0.09%      RNC    1.75%       2H    0.69%        C    2.87%   24   62.64%
AZ         5.88%   2 FAM    1.25%                                                              B    1.88%   30    0.13%
IL         5.76%    CNDP    0.26%                                                              A-   0.60%   36    4.67%
                                                                                                            60    0.41%
---------------------------------------------------------------------------------------------------------------------------


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report

-----------------------------------------------------------------------------------------------------
                                                      Program
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
30Y LIB6M                     $2,878,331      8     1.33     $359,791    7.934 358.76    663     81.1
2/28 LIB6M                   $84,128,779    570    38.83     $147,594    8.783 357.80    627     79.6
2/38 LIB6M                   $29,394,279    116    13.57     $253,399    7.817 479.41    644     79.5
2/28 LIB6M - IO - 120           $611,500      2     0.28     $305,750    7.934 351.50    613     77.5
2/28 LIB6M - IO - 24          $4,074,933     18     1.88     $226,385    8.496 355.40    626     80.1
2/28 LIB6M - IO - 60         $70,828,238    329    32.69     $215,283    8.336 359.31    646     79.7
3/27 LIB6M                   $13,174,841     86     6.08     $153,196    8.242 351.96    588     78.9
3/27 LIB6M - IO - 120           $343,400      1     0.16     $343,400    7.375 354.00    681     79.9
3/27 LIB6M - IO - 36          $3,918,164     15     1.81     $261,211    7.065 353.23    591     80.0
3/27 LIB6M - IO - 60          $2,212,327     10     1.02     $221,233    7.730 353.42    618     76.1
5/1 LIB12M                      $117,796      1     0.05     $117,796    7.875 354.00    519     80.0
5/25 LIB6M                      $249,673      1     0.12     $249,673    8.500 354.00    642     70.0
5/25 LIB6M - IO - 120           $410,450      2     0.19     $205,225    6.688 354.50    586     80.0
5/25 LIB6M - IO - 60            $248,868      1     0.11     $248,868    6.500 358.00    642     80.0
5/1 LIB12M - IO - 60          $1,145,819      5     0.53     $229,164    6.348 349.61    692     78.8
7/1 LIB12M - IO - 84          $2,661,558      4     1.23     $665,390    6.820 355.12    692     68.2
10/1 LIB12M - IO - 120          $252,001      1     0.12     $252,001    5.625 348.00    643     80.0
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Original Term
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
ARM 360                     $187,256,678  1,054    86.43     $177,663    8.447 357.63    632     79.4
ARM 480                      $29,394,279    116    13.57     $253,399    7.817 479.41    644     79.5
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                       Range of Current Balance
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------

$0.01 - $25,000.00               $42,715      2    0.02       $21,357   11.688 287.57    559     75.0
$25,000.01 - $50,000.00         $152,749      4    0.07       $38,187   10.363 301.39    589     64.9
$50,000.01 - $75,000.00       $6,607,450    100    3.05       $66,075    9.464 356.03    604     79.4
$75,000.01 - $100,000.00     $11,205,028    128    5.17       $87,539    8.883 360.81    614     79.7
$100,000.01 - $150,000.00    $42,309,117    343   19.53      $123,350    8.597 365.70    618     79.8
$150,000.01 - $200,000.00    $34,950,758    199   16.13      $175,632    8.246 373.72    630     79.5
$200,000.01 - $250,000.00    $32,758,820    147   15.12      $222,849    8.293 372.59    636     79.7
$250,000.01 - $300,000.00    $23,696,085     87   10.94      $272,369    8.268 378.70    649     79.7
$300,000.01 - $350,000.00    $17,096,429     53    7.89      $322,574    8.183 383.45    638     79.5
$350,000.01 - $400,000.00    $18,741,000     50    8.65      $374,820    8.166 380.31    649     79.4
$400,000.01 - $450,000.00     $9,808,886     23    4.53      $426,473    8.247 386.78    646     79.9
$450,000.01 - $500,000.00     $8,068,979     17    3.72      $474,646    8.068 393.73    655     78.9
$500,000.01 - $550,000.00     $3,136,094      6    1.45      $522,682    7.377 377.83    629     73.8
$550,000.01 - $600,000.00     $2,320,951      4    1.07      $580,238    8.850 356.12    618     77.8


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report

-----------------------------------------------------------------------------------------------------
                                                       Range of Current Balance
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
$600,000.01 - $650,000.00       $648,000      1    0.30      $648,000    7.000 355.00    610     80.0
$650,000.01 - $700,000.00       $681,750      1    0.31      $681,750    7.625 480.00    642     75.0
$700,000.01 - $750,000.00     $2,926,146      4    1.35      $731,536    8.428 389.12    696     80.6
> $900,000.00                 $1,500,000      1    0.69    $1,500,000    7.250 355.00    685     62.6
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170  100.00      $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        State
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
Alabama                       $3,192,876     22     1.47     $145,131    8.254 357.22    609     79.9
Arizona                      $12,731,495     60     5.88     $212,192    8.220 374.36    639     80.3
California                   $45,429,173    138    20.97     $329,197    7.939 392.80    652     79.4
Colorado                      $4,008,129     26     1.85     $154,159    8.086 366.36    617     79.9
Connecticut                     $826,500      4     0.38     $206,625    8.351 359.81    614     79.1
Delaware                        $579,175      3     0.27     $193,058    8.909 360.00    598     80.0
District of Columbia            $972,873      3     0.45     $324,291    8.677 357.72    628     77.4
Florida                      $26,211,138    138    12.10     $189,936    8.573 379.85    644     79.9
Georgia                      $11,114,115     77     5.13     $144,339    8.956 361.42    620     79.8
Hawaii                        $3,125,300      6     1.44     $520,883    7.482 392.52    652     71.7
Idaho                           $910,408      6     0.42     $151,735    8.234 358.48    611     80.0
Illinois                     $12,483,753     74     5.76     $168,699    8.928 365.39    635     80.1
Indiana                       $1,514,860     15     0.70     $100,991    8.917 354.10    604     79.9
Iowa                            $294,550      3     0.14      $98,183    7.535 354.12    555     78.0
Kansas                          $310,589      3     0.14     $103,530    8.071 359.65    639     79.0
Kentucky                        $841,704     11     0.39      $76,519    8.982 348.47    578     79.6
Louisiana                     $1,333,637     13     0.62     $102,587    8.226 355.18    631     80.0
Maine                           $388,500      1     0.18     $388,500    7.875 360.00    596     74.0
Maryland                      $4,813,353     16     2.22     $300,835    8.600 379.62    644     76.5
Massachusetts                 $3,224,113     15     1.49     $214,941    8.750 387.17    617     76.0
Michigan                      $3,549,977     33     1.64     $107,575    8.842 358.31    614     80.0
Minnesota                     $3,695,307     19     1.71     $194,490    8.608 367.84    646     78.7
Mississippi                   $1,146,593      9     0.53     $127,399    7.993 356.65    621     80.0
Missouri                      $2,714,266     19     1.25     $142,856    8.301 357.04    610     77.5
Montana                         $221,021      2     0.10     $110,511    7.436 356.84    558     80.0
Nevada                       $10,126,304     44     4.67     $230,143    8.167 367.66    639     79.7
New Hampshire                 $1,448,228      7     0.67     $206,890    8.596 358.90    590     75.9
New Jersey                    $2,847,012     13     1.31     $219,001    7.984 379.57    631     79.7
New Mexico                    $1,189,384      7     0.55     $169,912    8.797 371.00    617     79.3
New York                      $5,397,413     21     2.49     $257,020    7.492 355.40    649     78.0
North Carolina                $2,528,279     21     1.17     $120,394    8.954 355.79    610     79.8
North Dakota                    $197,311      2     0.09      $98,656    8.619 359.63    645     80.0
Ohio                          $2,164,641     20     1.00     $108,232    8.561 349.35    585     80.3
Oklahoma                        $644,308      9     0.30      $71,590    9.218 372.28    611     79.1
Oregon                        $2,381,753     12     1.10     $198,479    7.879 374.57    641     79.4
Pennsylvania                  $2,670,434     17     1.23     $157,084    8.893 372.54    635     79.8

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                        State
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
Rhode Island                    $195,142      1     0.09     $195,142    7.850 479.00    592     80.0
South Carolina                  $433,200      6     0.20      $72,200    9.534 359.16    588     80.0
South Dakota                     $71,182      1     0.03      $71,182    8.300 351.00    656     80.0
Tennessee                     $2,059,495     21     0.95      $98,071    8.969 350.10    605     79.0
Texas                        $16,629,438    150     7.68     $110,863    8.817 360.76    611     80.0
Utah                          $2,531,888     19     1.17     $133,257    8.160 388.24    629     79.3
Vermont                         $110,400      1     0.05     $110,400    7.800 360.00    582     80.0
Virginia                      $5,505,922     23     2.54     $239,388    8.088 379.80    628     79.8
Washington                   $10,348,363     45     4.78     $229,964    8.072 373.04    647     80.0
West Virginia                    $69,974      1     0.03      $69,974   10.875 359.00    608     80.0
Wisconsin                       $833,106      8     0.38     $104,138    8.911 358.17    611     79.6
Wyoming                         $634,376      5     0.29     $126,875    8.173 391.12    585     80.0
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                        Loan-to-Value Ratios
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
<= 50.00                        $203,518      2     0.09     $101,759    8.369 347.15    575     49.4
50.01 - 55.00                    $67,000      1     0.03      $67,000    8.700 360.00    548     51.5
55.01 - 60.00                 $1,121,300      3     0.52     $373,767    7.135 414.21    567     57.7
60.01 - 65.00                 $1,570,558      3     0.72     $523,519    7.413 351.28    681     62.7
65.01 - 70.00                 $2,349,408      9     1.08     $261,045    8.595 344.37    617     68.6
70.01 - 75.00                 $9,188,106     47     4.24     $195,492    8.043 368.25    617     74.7
75.01 - 80.00               $200,814,740  1,099    92.69     $182,725    8.386 374.97    635     80.0
80.01 - 85.00                   $295,038      2     0.14     $147,519   10.381 298.57    474     83.6
85.01 - 90.00                   $966,655      3     0.45     $322,218    7.874 359.37    660     87.3
90.01 - 95.00                    $74,634      1     0.03      $74,634   11.875 288.00    595     91.9
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                               Range of Current Gross Coupon
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
4.501 - 5.000                   $109,824      1     0.05     $109,824    4.875 354.00    564     80.0
5.001 - 5.500                   $593,149      2     0.27     $296,575    5.500 344.58    657     77.7
5.501 - 6.000                 $4,560,796     12     2.11     $380,066    5.785 368.42    652     74.9
6.001 - 6.500                 $6,175,285     26     2.85     $237,511    6.328 360.87    616     79.5
6.501 - 7.000                $10,246,898     43     4.73     $238,300    6.853 372.00    622     79.9
7.001 - 7.500                $21,823,606    102    10.07     $213,957    7.301 384.30    648     78.3
7.501 - 8.000                $41,472,973    209    19.14     $198,435    7.825 391.09    642     79.5
8.001 - 8.500                $46,000,223    233    21.23     $197,426    8.320 386.19    635     79.9
8.501 - 9.000                $34,038,380    198    15.71     $171,911    8.778 361.62    635     79.8
9.001 - 9.500                $19,935,915    134     9.20     $148,775    9.275 359.17    631     79.6
9.501 - 10.000               $17,421,911    109     8.04     $159,834    9.749 358.14    624     79.7

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                               Range of Current Gross Coupon
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
10.001 - 10.500               $6,447,239     51     2.98     $126,416   10.277 356.17    622     79.3
10.501 - 11.000               $5,905,452     33     2.73     $178,953   10.763 354.34    608     78.9
11.001 - 11.500                 $968,504     11     0.45      $88,046   11.181 335.65    572     78.4
11.501 - 12.000                 $630,607      4     0.29     $157,652   11.655 300.09    557     76.2
12.001 - 12.500                 $296,800      1     0.14     $296,800   12.125 360.00    624     80.0
12.501 - 13.000                  $23,395      1     0.01      $23,395   12.875 293.00    629     75.0
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Property Type
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
SFR                         $139,613,659    777    64.44     $179,683    8.328 376.19    632     79.3
PUD                          $53,678,852    272    24.78     $197,349    8.455 371.19    632     79.6
CND                          $19,625,933    103     9.06     $190,543    8.388 370.87    652     79.7
2 FAM                         $2,701,823     12     1.25     $225,152    7.632 360.01    626     78.1
CNDP                            $557,999      3     0.26     $186,000    8.516 359.57    654     80.0
4 FAM                           $383,703      1     0.18     $383,703   10.650 358.00    663     80.0
MNF                              $88,988      2     0.04      $44,494   11.256 286.93    521     74.8
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Purpose
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
PUR                         $195,353,593  1,062    90.17     $183,949    8.368 374.75    636     79.6
RCO                          $17,499,259     88     8.08     $198,855    8.343 372.94    616     77.4
RNC                           $3,798,105     20     1.75     $189,905    8.104 348.96    613     78.9
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                        Occupancy
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
OO                          $213,444,857  1,162    98.52     $183,687    8.378 374.46    633     79.5
INV                           $1,706,100      7     0.79     $243,729    7.266 353.04    678     76.8
2H                            $1,500,000      1     0.69   $1,500,000    7.250 355.00    685     62.6
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                        Range of Months Remaining to Scheduled Maturity
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
181 - 300                     $1,284,639     16     0.59      $80,290   10.989 285.87    559     77.9
301 - 360                   $185,972,039  1,038    85.84     $179,164    8.430 358.13    633     79.4
> 360                        $29,394,279    116    13.57     $253,399    7.817 479.41    644     79.5
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                               Collateral Grouped by Document Type
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
FULL                        $111,798,770    680    51.60     $164,410    8.239 375.39    614     79.8
STATED INCOME               $104,648,888    489    48.30     $214,006    8.496 372.87    656     79.0
NINA                            $203,300      1     0.09     $203,300    6.625 354.00    518     80.0
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                      Collateral Grouped by FICO
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF   % OF        AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS  TOTAL        BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
781 - 800                       $575,950      2   0.27       $287,975    7.453 357.75    789     80.0
761 - 780                     $1,749,560      4   0.81       $437,390    7.596 408.77    776     80.0
741 - 760                     $2,557,828     12   1.18       $213,152    8.501 398.29    753     80.0
721 - 740                     $7,049,492     26   3.25       $271,134    7.897 387.42    731     80.0
701 - 720                     $8,545,090     37   3.94       $230,948    7.676 381.74    710     79.7
681 - 700                    $18,491,749     71   8.54       $260,447    7.774 369.26    688     78.4
661 - 680                    $23,374,989    116  10.79       $201,509    8.351 375.41    670     80.0
641 - 660                    $31,543,811    157  14.56       $200,916    8.403 377.51    650     79.5
621 - 640                    $37,173,395    208  17.16       $178,718    8.812 371.70    631     79.4
601 - 620                    $30,041,394    171  13.87       $175,681    8.305 372.33    611     79.6
581 - 600                    $32,414,814    223  14.96       $145,358    8.639 378.16    591     79.8
561 - 580                     $9,588,248     61   4.43       $157,184    8.449 364.12    573     78.8
541 - 560                     $4,478,845     28   2.07       $159,959    8.342 353.46    551     77.7
521 - 540                     $3,963,792     21   1.83       $188,752    8.335 359.35    531     77.7
501 - 520                     $2,189,131     14   1.01       $156,366    7.133 388.50    515     74.5
<= 500                        $2,912,869     19   1.34       $153,309    7.838 345.53    474     80.2
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170 100.00       $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Grade
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
A                           $197,318,548  1,046    91.08     $188,641    8.338 373.32    637     79.5
A-                            $1,296,389      8     0.60     $162,049    9.880 316.86    549     77.9
B                             $4,063,597     25     1.88     $162,544    8.298 406.80    616     79.6

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                        Grade
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
C                             $6,211,051     38     2.87     $163,449    8.608 375.83    614     78.0
C-                            $7,761,372     53     3.58     $146,441    8.538 386.54    588     77.5
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                        Collateral Grouped by Prepayment Penalty Months
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
0                            $62,414,482    311    28.81     $200,690    8.749 366.45    640     78.9
12                            $7,217,852     33     3.33     $218,723    8.496 373.45    626     79.0
24                          $135,709,286    761    62.64     $178,330    8.235 379.67    634     79.6
30                              $287,525      1     0.13     $287,525    7.925 355.00    555     80.0
36                           $10,125,134     58     4.67     $174,571    7.566 352.69    597     79.4
60                              $896,678      6     0.41     $149,446    8.592 329.73    664     80.2
-----------------------------------------------------------------------------------------------------
                            $216,650,957  1,170   100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Range of Months to Roll                     (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                     WA      CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION         MTR      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
0 - 6                 5   $4,998,396     27    2.31      $185,126    9.166 331.37    626   79.4
7 - 12               12     $683,287      4    0.32      $170,822    6.519 348.00    657   76.2
13 - 18              16   $7,990,874     43    3.69      $185,834    7.340 352.28    588   79.7
19 - 24              23 $179,526,698    978   82.86      $183,565    8.487 379.03    639   79.6
25 - 31              29  $13,453,122     72    6.21      $186,849    7.387 352.73    585   78.6
32 - 37              35   $4,912,415     31    2.27      $158,465    9.233 358.93    618   80.0
>= 38                69   $5,086,165     15    2.35      $339,078    6.735 353.54    672   73.1
-----------------------------------------------------------------------------------------------------------------------------------
                        $216,650,957  1,170  100.00      $185,172    8.362 374.15    634   79.4
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                    Range of Margin                            (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT   # OF     % OF      AVERAGE     GROSS   REMG.          ORIG
DESCRIPTION                  BALANCE  LOANS    TOTAL      BALANCE       WAC    TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000               $492,806      1     0.23     $492,806     5.750  355.00    728   80.0
2.001 - 3.000             $5,032,692     15     2.32     $335,513     6.722  353.46    676   73.2
3.001 - 4.000             $1,021,560      4     0.47     $255,390     8.906  359.63    675   80.0
4.001 - 5.000             $6,860,384     39     3.17     $175,907     7.840  358.43    646   78.7
5.001 - 6.000            $34,651,809    199    15.99     $174,130     8.058  363.97    636   79.5
6.001 - 7.000            $88,207,553    488    40.71     $180,753     8.219  381.26    627   79.4
7.001 - 8.000            $62,644,431    321    28.91     $195,154     8.638  377.20    639   79.8
8.001 - 9.000            $15,467,369     87     7.14     $177,786     9.257  361.68    628   79.5
9.001 - 10.000            $2,106,890     15     0.97     $140,459    10.350  358.65    618   79.4
10.001 - 11.000             $165,462      1     0.08     $165,462    10.300  358.00    667   80.0

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Range of Margin                            (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT   # OF     % OF      AVERAGE     GROSS   REMG.          ORIG
DESCRIPTION                 BALANCE  LOANS    TOTAL      BALANCE       WAC    TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
6.624                  $216,650,957  1,170   100.00     $185,172     8.362  374.15    634   79.4
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                  Range of Maximum Rates                      (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                            CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION                 BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
10.001 - 10.500            $593,149      2    0.27      $296,575    5.500 344.58    657   77.7
10.501 - 11.000            $776,999      2    0.36      $388,499    5.794 352.05    678   73.2
11.001 - 11.500            $672,868      2    0.31      $336,434    6.264 357.37    675   80.0
11.501 - 12.000          $1,347,559      5    0.62      $269,512    5.765 356.53    696   80.0
12.001 - 12.500          $3,466,011     10    1.60      $346,601    6.953 353.37    653   72.0
12.501 - 13.000          $5,218,489     19    2.41      $274,657    6.350 365.48    633   76.6
13.001 - 13.500          $9,879,146     41    4.56      $240,955    6.942 366.06    643   79.7
13.501 - 14.000         $16,100,456     72    7.43      $223,617    7.355 377.27    644   79.4
14.001 - 14.500         $21,257,827    107    9.81      $198,671    7.625 391.43    633   79.4
14.501 - 15.000         $38,750,534    196   17.89      $197,707    7.971 388.93    636   79.7
15.001 - 15.500         $41,645,043    218   19.22      $191,032    8.379 385.39    637   79.7
15.501 - 16.000         $29,740,675    178   13.73      $167,082    8.842 362.16    632   79.7
16.001 - 16.500         $17,519,601    121    8.09      $144,790    9.297 359.22    628   79.9
16.501 - 17.000         $16,084,158    100    7.42      $160,842    9.760 357.97    625   79.7
17.001 - 17.500          $6,141,634     48    2.83      $127,951   10.275 356.05    622   79.2
17.501 - 18.000          $5,537,502     32    2.56      $173,047   10.774 354.04    605   78.8
18.001 - 18.500            $968,504     11    0.45       $88,046   11.181 335.65    572   78.4
18.501 - 19.000            $630,607      4    0.29      $157,652   11.655 300.09    557   76.2
19.001 - 19.500            $296,800      1    0.14      $296,800   12.125 360.00    624   80.0
> 19.500                    $23,395      1    0.01       $23,395   12.875 293.00    629   75.0
-----------------------------------------------------------------------------------------------------------------------------------
15.149                 $216,650,957  1,170  100.00      $185,172    8.362 374.15    634   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   Initial Periodic Rate Cap                  (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                            CURRENT    # OF    % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                 BALANCE   LOANS   TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.000                    $3,616,731      13    1.67     $278,210    7.983  359.01   658   80.8
1.500                  $166,251,952     940   76.74     $176,864    8.488  376.11   629   79.5
2.000                      $751,543       5    0.35     $150,309    7.862  354.06   615   80.0
3.000                   $40,342,026     195   18.62     $206,882    8.108  370.67   647   79.6
5.000                    $4,557,919      12    2.10     $379,827    6.709  353.44   684   72.3
6.000                      $945,850       4    0.44     $236,463    6.991  355.23   632   79.9
7.000                      $184,936       1    0.09     $184,936    7.300  360.00   727   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                       $216,650,957   1,170  100.00     $185,172    8.362  374.15   634   79.4
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------------------------------------
                                            Subsequent Periodic Rate Cap                       (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT    # OF     % OF     AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                  BALANCE   LOANS    TOTAL     BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.000                    $40,002,360     187    18.46    $213,916    8.166  367.34   652   79.6
1.500                   $170,747,305     965    78.81    $176,940    8.463  376.48   629   79.5
2.000                     $5,487,392      16     2.53    $342,962    6.730  353.40   671   73.8
3.000                       $413,900       2     0.19    $206,950    7.021  347.98   600   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                        $216,650,957   1,170   100.00    $185,172    8.362  374.15   634   79.4
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                  Range of Lifetime Rate Floor                 (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT   # OF   % OF        AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION                  BALANCE  LOANS  TOTAL        BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000               $492,806      1   0.23       $492,806    5.750 355.00    728   80.0
2.001 - 3.000             $4,940,692     14   2.28       $352,907    6.690 353.34    676   73.1
4.001 - 5.000               $960,524      4   0.44       $240,131    7.286 353.37    611   79.9
5.001 - 6.000             $4,186,279     15   1.93       $279,085    6.314 371.96    650   76.0
6.001 - 7.000            $18,891,535     81   8.72       $233,229    6.963 373.12    619   79.7
7.001 - 8.000            $62,140,221    315  28.68       $197,271    7.746 388.34    640   79.5
8.001 - 9.000            $76,779,522    414  35.44       $185,458    8.540 374.98    635   79.8
9.001 - 10.000           $34,835,320    234  16.08       $148,869    9.494 358.88    628   79.6
> 10.000                 $13,424,058     92   6.20       $145,914   10.644 355.38    613   79.0
-----------------------------------------------------------------------------------------------------------------------------------
                        $216,650,957  1,170 100.00       $185,172    8.362 374.15    634   79.4
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                 Next Interest Adjustment Date              (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT   # OF  % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                  BALANCE  LOANS TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
07/06                       $713,323      2  0.33     $356,662    6.647  355.00   680   80.0
08/06                       $232,213      3  0.11      $77,404   10.818  308.27   562   79.8
09/06                       $334,966      2  0.15     $167,483   11.446  300.14   552   70.1
10/06                       $225,436      3  0.10      $75,145   10.943  281.23   574   71.2
11/06                       $377,617      5  0.17      $75,523   11.502  285.95   565   77.7
12/06                     $2,005,352      9  0.93     $222,817    9.091  329.21   634   82.7
01/07                     $1,109,488      3  0.51     $369,829    8.732  360.00   645   77.9
06/07                       $683,287      4  0.32     $170,822    6.519  348.00   657   76.2
07/07                       $659,984      3  0.30     $219,995    6.356  349.00   530   80.0
08/07                       $432,339      2  0.20     $216,169    6.504  350.00   629   80.0
09/07                     $1,904,981      8  0.88     $238,123    6.669  351.00   575   79.2
10/07                     $1,092,447      6  0.50     $182,074    8.172  352.08   584   80.0
11/07                       $900,243      6  0.42     $150,040    7.314  353.00   589   80.0
12/07                     $3,082,964     19  1.42     $162,261    7.797  354.03   604   79.8
01/08                     $4,873,969     23  2.25     $211,912    8.306  363.98   611   78.7
02/08                     $1,656,210     13  0.76     $127,401    8.357  356.00   637   80.8
03/08                     $2,509,206     11  1.16     $228,110    8.489  357.00   643   79.9
04/08                     $8,143,893     35  3.76     $232,683    8.647  400.77   643   80.0
05/08                    $47,377,189    260 21.87     $182,220    8.380  383.30   641   79.8

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $216,650,957
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Next Interest Adjustment Date              (Excludes  0  Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                                 CURRENT   # OF  % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                      BALANCE  LOANS TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
06/08                        $70,987,385    389  32.77     $182,487    8.467  381.06   640   79.8
07/08                        $45,925,434    255  21.20     $180,100    8.544  369.97   637   79.1
08/08                         $1,845,797      9   0.85     $205,089    6.697  350.00   572   76.7
09/08                           $664,861      5   0.31     $132,972    8.022  351.00   479   80.0
10/08                           $774,304      3   0.36     $258,101    7.199  352.00   577   80.0
11/08                           $946,711      7   0.44     $135,244    7.143  353.00   638   79.8
12/08                         $2,518,049     18   1.16     $139,892    7.482  354.08   606   79.7
01/09                         $5,097,838     22   2.35     $231,720    8.030  355.08   581   78.1
02/09                           $584,345      5   0.27     $116,869    8.274  356.00   593   80.0
04/09                           $358,808      2   0.17     $179,404    9.043  358.00   635   80.0
05/09                           $527,721      4   0.24     $131,930    9.166  359.00   610   80.0
06/09                         $2,442,950     15   1.13     $162,863    9.621  360.00   622   80.0
07/09                           $575,480      4   0.27     $143,870    8.727  360.00   625   80.0
01/10                           $405,148      1   0.19     $405,148    5.500  343.00   720   76.7
06/10                           $188,002      1   0.09     $188,002    5.500  348.00   521   80.0
12/10                           $570,769      3   0.26     $190,256    7.703  354.00   572   75.6
01/11                           $759,820      4   0.35     $189,955    7.119  355.00   709   80.0
04/11                           $248,868      1   0.11     $248,868    6.500  358.00   642   80.0
12/12                           $524,998      1   0.24     $524,998    5.875  354.00   695   70.0
01/13                         $1,712,560      2   0.79     $856,280    7.281  355.00   691   64.8
03/13                           $424,000      1   0.20     $424,000    6.125  357.00   694   80.0
06/15                           $252,001      1   0.12     $252,001    5.625  348.00   643   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                            $216,650,957  1,170 100.00     $185,172    8.362  374.15   634   79.4
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                     Interest Only Period (months)
-----------------------------------------------------------------------------------------------------------------------------------
                                 CURRENT   # OF  % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------------------------------------
0                           $129,943,700    782 59.98     $166,168    8.490 384.73    628     79.5
24                            $4,074,933     18  1.88     $226,385    8.496 355.40    626     80.1
36                            $3,918,164     15  1.81     $261,211    7.065 353.23    591     80.0
60                           $74,435,252    345 34.36     $215,754    8.281 358.98    646     79.5
84                            $2,661,558      4  1.23     $665,390    6.820 355.12    692     68.2
120                           $1,617,351      6  0.75     $269,558    7.139 352.25    625     79.0
-----------------------------------------------------------------------------------------------------------------------------------
                            $216,650,957  1,170100.00     $185,172    8.362 374.15    634     79.4
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

Microsoft Word 11.0.6502;The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.




================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report

Summary of Loans in Statistical Calculation Pool                                              Range
                                                                                              -----
(As of Calculation Date)
Total Number of Loans                                                          728
Total Outstanding Balance                                             $160,189,577
Average Loan Balance                                                      $220,041            19,319 to $1,500,000
WA Mortgage Rate                                                            8.269%            4.875% to 12.875%
Net WAC                                                                     7.760%            4.366% to 12.366%
ARM Characteristics
  WA Gross Margin                                                           6.632%            2.000% to 10.050%
  WA Months to First Roll                                                       25                1  to 108
  WA First Periodic Cap                                                     1.936%            1.000% to 7.000%
  WA Subsequent Periodic Cap                                                1.419%            1.000% to 3.000%
  WA Lifetime Cap                                                          15.023%           10.500% to 19.875%
  WA Lifetime Floor                                                         8.022%            2.000% to 12.375%
WA Original Term (months)                                                      379               360 to 480
WA Remaining Term (months)                                                     376               270 to 480
WA LTV                                                                      79.35%            50.00% to 91.90%
Percentage of Pool with CLTV > 100%                                         0.00%


WA FICO                                                                       637

Secured by (% of pool)             1st Liens                              100.00%
                                   2nd Liens                                0.00%
Prepayment Penalty at Loan Orig (% of all loans)                           70.49%



--------------------------------------------------------------------------------------------------------------------------
Top 5 States:        Top 5 Prop:       Doc Types:       Purpose Codes     Occ Codes             Grades        Orig PP Term

CA        26.85%     SFR     63.08%    STATED   53.79%  PUR     95.91%    OO     98.00%     A   91.91%        0     29.51%
FL        13.76%     PUD     25.20%    FULL     46.08%  RCO     2.63%     INV    1.07%      C-  2.79%         12    3.83%
AZ        6.11%      CND     9.91%     NINA     0.13%   RNC     1.47%     2H     0.94%      C   2.66%         24    59.89%
NV        5.64%      2 FAM   1.38%                                                          B   1.83%         30    0.18%
TX        5.54%      4 FAM   0.24%                                                          A-  0.81%         36    6.02%
                                                                                                              60    0.56%
--------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                        Program
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
30Y LIB6M                     $2,329,911      6     1.45     $388,319    7.950 358.47    673     82.3
-----------------------------------------------------------------------------------------------------
2/28 LIB6M                   $54,804,889    300    34.21     $182,683    8.691 356.81    631     79.8
2/38 LIB6M                   $24,795,658     86    15.48     $288,322    7.836 479.44    646     79.4
2/28 LIB6M - IO - 120           $611,500      2     0.38     $305,750    7.934 351.50    613     77.5
2/28 LIB6M - IO - 24          $3,070,929     11     1.92     $279,175    8.473 354.66    625     80.0
2/28 LIB6M - IO - 60         $51,057,077    207    31.87     $246,653    8.330 359.17    651     79.6
3/27 LIB6M                   $11,959,556     75     7.47     $159,461    8.172 351.30    586     78.8
3/27 LIB6M - IO - 120           $343,400      1     0.21     $343,400    7.375 354.00    681     79.9
3/27 LIB6M - IO - 36          $3,918,164     15     2.45     $261,211    7.065 353.23    591     80.0
3/27 LIB6M - IO - 60          $2,212,327     10     1.38     $221,233    7.730 353.42    618     76.1
5/1 LIB12M                      $117,796      1     0.07     $117,796    7.875 354.00    519     80.0
5/25 LIB6M                      $249,673      1     0.16     $249,673    8.500 354.00    642     70.0
5/25 LIB6M - IO - 120           $410,450      2     0.26     $205,225    6.688 354.50    586     80.0
5/25 LIB6M - IO - 60            $248,868      1     0.16     $248,868    6.500 358.00    642     80.0
5/1 LIB12M - IO - 60          $1,145,819      5     0.72     $229,164    6.348 349.61    692     78.8
7/1 LIB12M - IO - 84          $2,661,558      4     1.66     $665,390    6.820 355.12    692     68.2
10/1 LIB12M - IO - 120          $252,001      1     0.16     $252,001    5.625 348.00    643     80.0
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

                                                        Original Term
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
ARM 360                     $135,393,919    642    84.52     $210,894    8.349 356.88    635     79.3
ARM 480                      $24,795,658     86    15.48     $288,322    7.836 479.44    646     79.4
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                       Range of Current Balance
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
$0.01 - $25,000.00               $42,715      2    0.03       $21,357   11.688 287.57    559     75.0
$25,000.01 - $50,000.00         $104,077      3    0.06       $34,692   10.912 275.38    583     60.2
$50,000.01 - $75,000.00       $2,332,187     36    1.46       $64,783    9.366 345.82    584     79.8
$75,000.01 - $100,000.00      $3,170,970     36    1.98       $88,083    8.756 353.26    604     79.1
$100,000.01 - $150,000.00    $20,514,198    166   12.81      $123,580    8.514 363.58    613     79.8
$150,000.01 - $200,000.00    $23,398,015    132   14.61      $177,258    8.320 371.71    627     79.8
$200,000.01 - $250,000.00    $28,501,304    128   17.79      $222,666    8.290 372.60    635     79.7
$250,000.01 - $300,000.00    $19,635,846     72   12.26      $272,720    8.212 379.29    651     79.6
$300,000.01 - $350,000.00    $16,136,429     50   10.07      $322,729    8.093 384.84    641     79.8
$350,000.01 - $400,000.00    $17,263,031     46   10.78      $375,283    8.168 382.09    652     79.5
$400,000.01 - $450,000.00     $9,808,886     23    6.12      $426,473    8.247 386.78    646     79.9
$450,000.01 - $500,000.00     $8,068,979     17    5.04      $474,646    8.068 393.73    655     78.9
$500,000.01 - $550,000.00     $3,136,094      6    1.96      $522,682    7.377 377.83    629     73.8
$550,000.01 - $600,000.00     $2,320,951      4    1.45      $580,238    8.850 356.12    618     77.8

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                       Range of Current Balance
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
$600,000.01 - $650,000.00       $648,000      1    0.40      $648,000    7.000 355.00    610     80.0
$650,000.01 - $700,000.00       $681,750      1    0.43      $681,750    7.625 480.00    642     75.0
$700,000.01 - $750,000.00     $2,926,146      4    1.83      $731,536    8.428 389.12    696     80.6
> $900,000.00                 $1,500,000      1    0.94    $1,500,000    7.250 355.00    685     62.6
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728  100.00      $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        State
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
Alabama                       $2,634,634     16     1.64     $164,665    8.021 356.65    606     79.8
Arizona                       $9,792,575     43     6.11     $227,734    8.170 369.03    639     80.5
California                   $43,004,950    129    26.85     $333,372    7.949 394.68    652     79.4
Colorado                      $2,053,656     12     1.28     $171,138    8.017 363.59    615     79.8
Connecticut                     $252,000      1     0.16     $252,000    8.500 360.00    592     80.0
Delaware                        $247,175      1     0.15     $247,175    9.875 360.00    603     80.0
District of Columbia            $972,873      3     0.61     $324,291    8.677 357.72    628     77.4
Florida                      $22,039,284    107    13.76     $205,975    8.594 379.72    646     79.9
Georgia                       $5,770,724     32     3.60     $180,335    9.053 357.59    621     79.8
Hawaii                        $2,926,100      5     1.83     $585,220    7.477 394.81    651     71.1
Idaho                           $586,408      4     0.37     $146,602    8.087 357.88    615     80.0
Illinois                      $7,612,424     37     4.75     $205,741    8.926 364.76    634     80.0
Indiana                         $505,667      5     0.32     $101,133    8.877 342.74    603     79.8
Iowa                            $149,818      1     0.09     $149,818    7.125 349.00    497     80.0
Kansas                          $310,589      3     0.19     $103,530    8.071 359.65    639     79.0
Kentucky                        $390,970      6     0.24      $65,162    9.035 335.45    554     79.2
Louisiana                     $1,138,437     11     0.71     $103,494    8.140 354.35    633     80.0
Maryland                      $3,757,867     11     2.35     $341,624    8.735 377.13    655     76.0
Massachusetts                 $2,380,813     10     1.49     $238,081    8.847 391.51    620     77.1
Michigan                      $1,363,769     11     0.85     $123,979    8.732 356.45    598     80.0
Minnesota                     $1,586,286      7     0.99     $226,612    8.651 378.78    641     80.0
Mississippi                   $1,051,915      8     0.66     $131,489    7.947 356.34    619     80.0
Missouri                      $1,307,755      6     0.82     $217,959    7.435 354.23    586     76.1
Montana                         $221,021      2     0.14     $110,511    7.436 356.84    558     80.0
Nevada                        $9,028,363     38     5.64     $237,589    8.106 366.27    642     79.7
New Hampshire                   $627,783      3     0.39     $209,261    8.829 357.46    574     80.0
New Jersey                    $2,573,763     11     1.61     $233,978    7.931 381.84    632     79.7
New Mexico                      $849,384      5     0.53     $169,877    8.343 375.40    608     79.0
New York                      $5,188,677     19     3.24     $273,088    7.470 352.18    649     77.9
North Carolina                $1,537,975     10     0.96     $153,798    8.873 353.28    608     79.7
North Dakota                     $73,951      1     0.05      $73,951    8.100 359.00    604     80.0
Ohio                          $1,290,873      9     0.81     $143,430    8.186 342.24    568     80.5
Oklahoma                        $348,708      5     0.22      $69,742    9.492 349.86    618     78.3
Oregon                        $1,692,153      8     1.06     $211,519    7.724 380.59    647     79.2
Pennsylvania                  $1,930,739     10     1.21     $193,074    8.920 358.03    642     79.7
Rhode Island                    $195,142      1     0.12     $195,142    7.850 479.00    592     80.0

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                        State
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
South Carolina                  $204,209      3     0.13      $68,070    9.587 358.63    599     80.0
South Dakota                     $71,182      1     0.04      $71,182    8.300 351.00    656     80.0
Tennessee                     $1,063,349     10     0.66     $106,335    8.505 341.40    600     78.0
Texas                         $8,872,796     69     5.54     $128,591    8.680 358.32    608     80.0
Utah                          $1,146,009      6     0.72     $191,001    7.786 404.34    623     78.5
Vermont                         $110,400      1     0.07     $110,400    7.800 360.00    582     80.0
Virginia                      $3,071,937      9     1.92     $341,326    8.017 370.60    619     80.0
Washington                    $7,282,562     29     4.55     $251,123    8.170 375.43    650     80.0
West Virginia                    $69,974      1     0.04      $69,974   10.875 359.00    608     80.0
Wisconsin                       $495,483      5     0.31      $99,097    8.867 357.05    606     79.3
Wyoming                         $406,456      3     0.25     $135,485    7.986 408.57    581     80.0
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Loan-to-Value Ratios
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
<= 50.00                         $33,518      1     0.02      $33,518   11.000 282.00    572     50.0
55.01 - 60.00                   $923,200      2     0.58     $461,600    6.546 425.84    571     58.2
60.01 - 65.00                 $1,570,558      3     0.98     $523,519    7.413 351.28    681     62.7
65.01 - 70.00                 $1,969,418      7     1.23     $281,345    8.271 341.35    631     69.1
70.01 - 75.00                 $7,179,919     32     4.48     $224,372    8.044 367.50    615     74.7
75.01 - 80.00               $147,393,292    679    92.01     $217,074    8.296 376.97    638     80.0
80.01 - 85.00                   $295,038      2     0.18     $147,519   10.381 298.57    474     83.6
85.01 - 90.00                   $750,000      1     0.47     $750,000    7.750 360.00    685     87.2
90.01 - 95.00                    $74,634      1     0.05      $74,634   11.875 288.00    595     91.9
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                               Range of Current Gross Coupon
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
4.501 - 5.000                   $109,824      1     0.07     $109,824    4.875 354.00    564     80.0
5.001 - 5.500                   $593,149      2     0.37     $296,575    5.500 344.58    657     77.7
5.501 - 6.000                 $4,560,796     12     2.85     $380,066    5.785 368.42    652     74.9
6.001 - 6.500                 $5,528,421     23     3.45     $240,366    6.319 353.26    612     79.5
6.501 - 7.000                 $9,163,470     36     5.72     $254,541    6.864 369.50    618     79.9
7.001 - 7.500                $18,021,929     78    11.25     $231,050    7.298 384.91    649     78.0
7.501 - 8.000                $31,251,391    138    19.51     $226,459    7.821 394.74    643     79.6
8.001 - 8.500                $33,163,042    146    20.70     $227,144    8.315 391.17    638     79.8
8.501 - 9.000                $22,621,619    108    14.12     $209,459    8.777 362.59    640     79.8
9.001 - 9.500                $12,589,060     62     7.86     $203,049    9.256 358.84    641     79.4
9.501 - 10.000               $11,964,702     56     7.47     $213,655    9.748 357.42    629     80.0
10.001 - 10.500               $4,249,328     28     2.65     $151,762   10.295 354.26    624     78.9
10.501 - 11.000               $5,086,740     26     3.18     $195,644   10.761 353.46    614     79.7

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report

-----------------------------------------------------------------------------------------------------
                                               Range of Current Gross Coupon
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
11.001 - 11.500                 $632,104      7     0.39      $90,301   11.202 322.69    571     77.5
11.501 - 12.000                 $630,607      4     0.39     $157,652   11.655 300.09    557     76.2
12.501 - 13.000                  $23,395      1     0.01      $23,395   12.875 293.00    629     75.0
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Property Type
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
SFR                         $101,053,871    472    63.08     $214,097    8.214 378.56    635     79.3
PUD                          $40,366,158    172    25.20     $234,687    8.387 372.16    635     79.5
CND                          $15,867,577     73     9.91     $217,364    8.374 372.07    654     79.8
2 FAM                         $2,217,279      7     1.38     $316,754    7.349 354.70    630     77.6
4 FAM                           $383,703      1     0.24     $383,703   10.650 358.00    663     80.0
CNDP                            $212,000      1     0.13     $212,000    8.250 360.00    678     80.0
MNF                              $88,988      2     0.06      $44,494   11.256 286.93    521     74.8
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                        Purpose
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
PUR                         $153,631,516    701    95.91     $219,161    8.292 376.24    638     79.5
RCO                           $4,205,429     16     2.63     $262,839    7.572 380.36    601     74.2
RNC                           $2,352,633     11     1.47     $213,876    8.018 342.39    600     78.2
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Occupancy
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
OO                          $156,983,477    720    98.00     $218,033    8.290 376.30    636     79.5
INV                           $1,706,100      7     1.07     $243,729    7.266 353.04    678     76.8
2H                            $1,500,000      1     0.94   $1,500,000    7.250 355.00    685     62.6
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        Range of Months Remaining to Scheduled Maturity
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
181 - 300                     $1,284,639     16     0.80      $80,290   10.989 285.87    559     77.9
301 - 360                   $134,109,280    626    83.72     $214,232    8.323 357.56    636     79.4

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                        Range of Months Remaining to Scheduled Maturity
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
> 360                        $24,795,658     86    15.48     $288,322    7.836 479.44    646     79.4
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                               Collateral Grouped by Document Type
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
STATED INCOME                $86,166,809    349    53.79     $246,896    8.417 373.86    656     79.0
FULL                         $73,819,468    378    46.08     $195,290    8.101 378.23    615     79.8
NINA                            $203,300      1     0.13     $203,300    6.625 354.00    518     80.0
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                      Collateral Grouped by FICO
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF   % OF        AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS  TOTAL        BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
781 - 800                       $575,950      2   0.36       $287,975    7.453 357.75    789     80.0
761 - 780                     $1,529,560      3   0.95       $509,853    7.553 415.93    776     80.0
741 - 760                     $2,310,628     10   1.44       $231,063    8.475 402.38    752     80.0
721 - 740                     $6,405,212     22   4.00       $291,146    7.872 390.18    731     80.0
701 - 720                     $7,325,491     29   4.57       $252,603    7.612 383.35    709     79.8
681 - 700                    $16,407,500     58  10.24       $282,888    7.748 368.70    688     78.2
661 - 680                    $17,092,373     70  10.67       $244,177    8.378 378.26    670     80.0
641 - 660                    $24,372,323    103  15.21       $236,624    8.402 378.57    650     79.4
621 - 640                    $25,611,757    118  15.99       $217,049    8.769 370.24    631     79.3
601 - 620                    $21,047,531    102  13.14       $206,348    8.256 373.31    610     79.7
581 - 600                    $18,844,277    103  11.76       $182,954    8.516 388.17    591     79.8
561 - 580                     $6,277,391     34   3.92       $184,629    8.299 363.76    572     78.8
541 - 560                     $3,867,793     23   2.41       $168,165    8.045 352.46    551     79.1
521 - 540                     $3,419,792     18   2.13       $189,988    8.011 359.25    531     78.7
501 - 520                     $2,189,131     14   1.37       $156,366    7.133 388.50    515     74.5
<= 500                        $2,912,869     19   1.82       $153,309    7.838 345.53    474     80.2
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728 100.00       $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                        Grade
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
A                           $147,226,489    654    91.91     $225,117    8.244 374.94    640     79.4
A-                            $1,296,389      8     0.81     $162,049    9.880 316.86    549     77.9
B                             $2,933,653     16     1.83     $183,353    8.267 413.12    619     79.5
C                             $4,259,184     24     2.66     $177,466    8.555 383.16    614     79.3
C-                            $4,473,862     26     2.79     $172,072    8.367 391.40    581     77.2

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------
                                                       Grade
-----------------------------------------------------------------------------------------------------
                                CURRENT   # OF     % OF      AVERAGE    GROSS   REMG.           ORIG
DESCRIPTION                     BALANCE  LOANS    TOTAL      BALANCE      WAC    TERM  FICO      LTV
-----------------------------------------------------------------------------------------------------
                           $160,189,577    728   100.00     $220,041    8.269  375.85   637     79.4


-----------------------------------------------------------------------------------------------------
                                        Collateral Grouped by Prepayment Penalty Months
-----------------------------------------------------------------------------------------------------
                                 CURRENT   # OF     % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS    TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------
0                            $47,279,270    193    29.51     $244,970    8.694 366.02    645     78.8
12                            $6,141,927     25     3.83     $245,677    8.449 375.92    625     79.1
24                           $95,943,710    450    59.89     $213,208    8.127 383.55    638     79.6
30                              $287,525      1     0.18     $287,525    7.925 355.00    555     80.0
36                            $9,640,466     53     6.02     $181,896    7.464 352.32    597     79.3
60                              $896,678      6     0.56     $149,446    8.592 329.73    664     80.2
-----------------------------------------------------------------------------------------------------
                            $160,189,577    728   100.00     $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Range of Months to Roll                     (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                   WA      CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION       MTR      BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
0 - 6               5   $4,449,976     25    2.78      $177,999    9.326 327.84    627   79.8
7 - 12             12     $683,287      4    0.43      $170,822    6.519 348.00    657   76.2
13 - 18            16   $7,990,874     43    4.99      $185,834    7.340 352.28    588   79.7
19 - 24            23 $124,829,023    549   77.93      $227,375    8.427 383.12    645   79.6
25 - 31            29  $13,453,122     72    8.40      $186,849    7.387 352.73    585   78.6
32 - 37            35   $3,697,130     20    2.31      $184,856    9.333 359.08    620   80.0
>= 38              69   $5,086,165     15    3.18      $339,078    6.735 353.54    672   73.1
-----------------------------------------------------------------------------------------------------------------------------------
                      $160,189,577    728  100.00      $220,041    8.269 375.85    637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                  Range of Margin                            (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                           CURRENT   # OF     % OF      AVERAGE     GROSS REMG.          ORIG
DESCRIPTION                BALANCE  LOANS    TOTAL      BALANCE       WAC  TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000             $492,806      1     0.31     $492,806     5.750355.00    728   80.0
2.001 - 3.000           $4,940,692     14     3.08     $352,907     6.690353.34    676   73.1
3.001 - 4.000             $620,760      2     0.39     $310,380     6.975359.40    722   80.0
4.001 - 5.000           $4,273,415     18     2.67     $237,412     7.401357.64    655   78.0
5.001 - 6.000          $23,206,499    114    14.49     $203,566     7.907360.84    635   79.5
6.001 - 7.000          $65,009,297    307    40.58     $211,757     8.128385.04    629   79.5
7.001 - 8.000          $47,937,672    210    29.93     $228,275     8.611379.05    643   79.9
8.001 - 9.000          $11,853,124     52     7.40     $227,945     9.187362.33    632   79.3
9.001 - 10.000          $1,689,850      9     1.05     $187,761    10.360358.39    619   79.5
10.001 - 11.000           $165,462      1     0.10     $165,462    10.300358.00    667   80.0
-----------------------------------------------------------------------------------------------------------------------------------
6.632                 $160,189,577    728   100.00     $220,041     8.269375.85    637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Range of Maximum Rates                      (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT   # OF    % OF       AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION                  BALANCE  LOANS   TOTAL       BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
10.001 - 10.500             $593,149      2    0.37      $296,575    5.500 344.58    657   77.7
10.501 - 11.000             $776,999      2    0.49      $388,499    5.794 352.05    678   73.2
11.001 - 11.500             $672,868      2    0.42      $336,434    6.264 357.37    675   80.0
11.501 - 12.000           $1,347,559      5    0.84      $269,512    5.765 356.53    696   80.0
12.001 - 12.500           $3,466,011     10    2.16      $346,601    6.953 353.37    653   72.0
12.501 - 13.000           $5,218,489     19    3.26      $274,657    6.350 365.48    633   76.6
13.001 - 13.500           $8,145,492     32    5.08      $254,547    6.934 362.21    642   79.6
13.501 - 14.000          $12,927,973     50    8.07      $258,559    7.323 378.15    640   79.3
14.001 - 14.500          $17,652,547     83   11.02      $212,681    7.641 393.26    632   79.4
14.501 - 15.000          $29,534,087    132   18.44      $223,743    7.982 391.32    636   79.9
15.001 - 15.500          $28,805,620    128   17.98      $225,044    8.366 390.75    642   79.7
15.501 - 16.000          $18,834,634     92   11.76      $204,724    8.842 363.60    639   79.7
16.001 - 16.500          $11,001,006     57    6.87      $193,000    9.285 358.90    637   79.9
16.501 - 17.000          $11,200,149     51    6.99      $219,611    9.763 357.22    629   80.0
17.001 - 17.500           $4,008,098     26    2.50      $154,158   10.297 354.02    623   78.9
17.501 - 18.000           $4,718,790     25    2.95      $188,752   10.774 353.03    611   79.6
18.001 - 18.500             $632,104      7    0.39       $90,301   11.202 322.69    571   77.5
18.501 - 19.000             $630,607      4    0.39      $157,652   11.655 300.09    557   76.2
> 19.500                     $23,395      1    0.01       $23,395   12.875 293.00    629   75.0
-----------------------------------------------------------------------------------------------------------------------------------
15.023                  $160,189,577    728  100.00      $220,041    8.269 375.85    637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Initial Periodic Rate Cap                  (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT    # OF    % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                  BALANCE   LOANS   TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.000                     $2,739,511       8    1.71     $342,439    7.994  358.70   672   82.0
1.500                   $117,937,133     555   73.62     $212,499    8.406  378.65   632   79.5
2.000                       $751,543       5    0.47     $150,309    7.862  354.06   615   80.0
3.000                    $33,072,686     143   20.65     $231,278    8.071  371.55   647   79.5
5.000                     $4,557,919      12    2.85     $379,827    6.709  353.44   684   72.3
6.000                       $945,850       4    0.59     $236,463    6.991  355.23   632   79.9
7.000                       $184,936       1    0.12     $184,936    7.300  360.00   727   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                        $160,189,577     728  100.00     $220,041    8.269  375.85   637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            Subsequent Periodic Rate Cap                       (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                             CURRENT    # OF     % OF     AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                  BALANCE   LOANS    TOTAL     BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.000                    $32,563,174     134    20.33    $243,009    8.139  368.85   655   79.6
1.500                   $121,725,111     576    75.99    $211,328    8.378  378.83   631   79.5
2.000                     $5,487,392      16     3.43    $342,962    6.730  353.40   671   73.8
3.000                       $413,900       2     0.26    $206,950    7.021  347.98   600   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                        $160,189,577     728   100.00    $220,041    8.269  375.85   637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Range of Lifetime Rate Floor                 (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                            CURRENT   # OF   % OF        AVERAGE    GROSS  REMG.          ORIG
DESCRIPTION                 BALANCE  LOANS  TOTAL        BALANCE      WAC   TERM   FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000              $492,806      1   0.31       $492,806    5.750 355.00    728   80.0
2.001 - 3.000            $4,940,692     14   3.08       $352,907    6.690 353.34    676   73.1
4.001 - 5.000              $960,524      4   0.60       $240,131    7.286 353.37    611   79.9
5.001 - 6.000            $3,557,457     10   2.22       $355,746    6.047 374.08    646   75.3
6.001 - 7.000           $16,820,042     68  10.50       $247,354    6.969 370.07    615   79.7
7.001 - 8.000           $47,890,807    217  29.90       $220,695    7.738 390.84    642   79.6
8.001 - 9.000           $52,975,517    242  33.07       $218,907    8.533 378.54    639   79.8
9.001 - 10.000          $22,777,496    115  14.22       $198,065    9.493 358.43    635   79.6
> 10.000                 $9,774,235     57   6.10       $171,478   10.662 353.71    617   79.1
-----------------------------------------------------------------------------------------------------------------------------------
                       $160,189,577    728 100.00       $220,041    8.269 375.85    637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                Next Interest Adjustment Date              (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                            CURRENT   # OF  % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                 BALANCE  LOANS TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
07/06                      $713,323      2  0.45     $356,662    6.647  355.00   680   80.0
08/06                      $232,213      3  0.14      $77,404   10.818  308.27   562   79.8
09/06                      $334,966      2  0.21     $167,483   11.446  300.14   552   70.1
10/06                      $225,436      3  0.14      $75,145   10.943  281.23   574   71.2
11/06                      $377,617      5  0.24      $75,523   11.502  285.95   565   77.7
12/06                    $1,845,432      8  1.15     $230,679    9.198  326.54   630   83.0
01/07                      $720,988      2  0.45     $360,494    9.194  360.00   671   80.0
06/07                      $683,287      4  0.43     $170,822    6.519  348.00   657   76.2
07/07                      $659,984      3  0.41     $219,995    6.356  349.00   530   80.0
08/07                      $432,339      2  0.27     $216,169    6.504  350.00   629   80.0
09/07                    $1,904,981      8  1.19     $238,123    6.669  351.00   575   79.2
10/07                    $1,092,447      6  0.68     $182,074    8.172  352.08   584   80.0
11/07                      $900,243      6  0.56     $150,040    7.314  353.00   589   80.0
12/07                    $3,082,964     19  1.92     $162,261    7.797  354.03   604   79.8
01/08                    $4,873,969     23  3.04     $211,912    8.306  363.98   611   78.7
02/08                      $646,971      4  0.40     $161,743    8.761  356.00   658   80.0
03/08                    $2,264,892      9  1.41     $251,655    8.473  357.00   642   80.0
04/08                    $6,513,733     24  4.07     $271,406    8.821  394.77   645   80.0
05/08                   $32,867,011    145 20.52     $226,669    8.381  388.54   648   79.9
06/08                   $47,932,732    210 29.92     $228,251    8.360  387.40   646   79.7
07/08                   $31,676,303    142 19.77     $223,073    8.391  371.89   643   79.3
08/08                    $1,845,797      9  1.15     $205,089    6.697  350.00   572   76.7
09/08                      $664,861      5  0.42     $132,972    8.022  351.00   479   80.0
10/08                      $774,304      3  0.48     $258,101    7.199  352.00   577   80.0
11/08                      $946,711      7  0.59     $135,244    7.143  353.00   638   79.8
12/08                    $2,518,049     18  1.57     $139,892    7.482  354.08   606   79.7
01/09                    $5,097,838     22  3.18     $231,720    8.030  355.08   581   78.1
02/09                      $203,150      2  0.13     $101,575    9.055  356.00   555   80.0
04/09                      $246,912      1  0.15     $246,912    8.700  358.00   621   80.0
05/09                      $387,795      3  0.24     $129,265    9.154  359.00   617   80.0
06/09                    $1,860,682      9  1.16     $206,742    9.690  360.00   626   80.0

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                             Silent 2nds (Groups 1 & 2)
                                                  ARM $160,189,577
                                                  Detailed Report

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Next Interest Adjustment Date              (Excludes  0   Fixed Rate Mortgages)
-----------------------------------------------------------------------------------------------------------------------------------
                                 CURRENT   # OF  % OF      AVERAGE    GROSS   REMG.         ORIG
DESCRIPTION                      BALANCE  LOANS TOTAL      BALANCE      WAC    TERM  FICO    LTV
-----------------------------------------------------------------------------------------------------------------------------------
07/09                           $575,480     4    0.36     $143,870    8.727  360.00   625   80.0
01/10                           $405,148     1    0.25     $405,148    5.500  343.00   720   76.7
06/10                           $188,002     1    0.12     $188,002    5.500  348.00   521   80.0
12/10                           $570,769     3    0.36     $190,256    7.703  354.00   572   75.6
01/11                           $759,820     4    0.47     $189,955    7.119  355.00   709   80.0
04/11                           $248,868     1    0.16     $248,868    6.500  358.00   642   80.0
12/12                           $524,998     1    0.33     $524,998    5.875  354.00   695   70.0
01/13                         $1,712,560     2    1.07     $856,280    7.281  355.00   691   64.8
03/13                           $424,000     1    0.26     $424,000    6.125  357.00   694   80.0
06/15                           $252,001     1    0.16     $252,001    5.625  348.00   643   80.0
-----------------------------------------------------------------------------------------------------------------------------------
                            $160,189,577   728  100.00     $220,041    8.269  375.85   637   79.4
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Interest Only Period (months)
-----------------------------------------------------------------------------------------------------------------------------------
                                 CURRENT   # OF  % OF      AVERAGE    GROSS  REMG.            ORIG
DESCRIPTION                      BALANCE  LOANS TOTAL      BALANCE      WAC   TERM   FICO      LTV
-----------------------------------------------------------------------------------------------------------------------------------
0                            $94,257,485    469 58.84     $200,975    8.380 388.40    630     79.6
24                            $3,070,929     11  1.92     $279,175    8.473 354.66    625     80.0
36                            $3,918,164     15  2.45     $261,211    7.065 353.23    591     80.0
60                           $54,664,092    223 34.12     $245,130    8.256 358.73    650     79.4
84                            $2,661,558      4  1.66     $665,390    6.820 355.12    692     68.2
120                           $1,617,351      6  1.01     $269,558    7.139 352.25    625     79.0
-----------------------------------------------------------------------------------------------------------------------------------
                            $160,189,577   728  100.00    $220,041    8.269 375.85    637     79.4
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the nondelivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

--------------------------------------------------------------------------------
Silent Seconds
Aggregate
                            UPB                             %
Silent Seconds (Only)                       $160,189,577.15    38.82%
Total (Entire Pool)                         $412,656,752.55

Resulting OCLTV
                            OCLTV
Silent Seconds (Only)                                99.06%
Total (Entire Pool)                                  81.23%

--------------------------------------------------------------------------------

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                                            DTI > 45%
                                                    ARM and Fixed $276,445,940
                                                         Detailed Report

Summary of Loans in Statistical Calculation Pool                                               Range
                                                                                              -------
(As of Calculation Date)
 Total Number of Loans                                                                    1,286
Total Outstanding Balance                                                          $276,445,940
Average Loan Balance                                                                   $214,966         $23,002 to      $1,500,000
WA Mortgage Rate                                                                         8.458%          4.875% to         13.875%
Net WAC                                                                                  7.949%          4.366% to         13.366%
ARM Characteristics
  WA Gross Margin                                                                        6.699%          2.000% to         10.950%
  WA Months to First Roll                                                                    23               1 to              81
  WA First Periodic Cap                                                                  1.882%          1.000% to          7.000%
  WA Subsequent Periodic Cap                                                             1.388%          1.000% to          3.000%
  WA Lifetime Cap                                                                       15.221%         10.500% to         20.875%
  WA Lifetime Floor                                                                      8.266%          1.870% to         13.875%
WA Original Term (months)                                                                   377             360 to             480
WA Remaining Term (months)                                                                  375             269 to             480
WA LTV                                                                                   80.20%          27.78% to         100.00%
  Percentage of Pool with CLTV > 100%                                                     0.00%
  WA Effective LTV (Post MI)                                                             80.20%
  Second Liens w/100% CLTV                                                                0.00%
WA FICO                                                                                     603
WA DTI%                                                                                  48.95%
Secured by (% of pool)             1st Liens                                            100.00%
                                   2nd Liens                                              0.00%
Prepayment Penalty at Loan Orig (% of all loans)                                         69.56%




----------------------------------------------------------------------------------------------------------------------------------
Top 5 States:        Top 5 Prop:       Doc Types:       Purpose Codes     Occ Codes             Grades          Orig PP Term
-------------        -----------       ----------       -------------     ---------             ------          ------------
CA             21.80% SFR         71.34% FULL       60.14% RCO         52.37% OO          94.27% A   80.73%        0        30.44%
FL             12.64% PUD         18.81% STATED     39.86% PUR         44.51% INV          3.27% A-  6.01%         12        3.82%
AZ              6.49% CND          6.00%                   RNC          3.12% 2H           2.46% B   5.55%         24       60.83%
IL              4.82% 2 FAM        2.08%                                                         C   3.87%         30        0.10%
WA              4.05% 3 FAM        0.93%                                                         C-  3.49%         36        4.40%
                                                                                                 D   0.35%         60        0.41%
----------------------------------------------------------------------------------------------------------------------------------


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================

                                              DTI > 45%
                                     ARM and Fixed $276,445,940
                                           Detailed Report
-------------------------------------------------------------------------------------
                                               Program
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS  REMG.       ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC   TERM FICO   LTV
-------------------------------------------------------------------------------------
30Y LIB6M               $7,270,569    26   2.63   $279,637    8.096 357.39  604  84.0
30Y LIB12M                $380,300     1   0.14   $380,300    7.000 354.00  597  87.4
2/28 LIB6M            $126,164,241   661  45.64   $190,869    8.887 356.54  594  80.6
2/38 LIB6M             $39,413,318   155  14.26   $254,279    7.790 479.62  599  76.3
2/28 LIB6M - IO - 24    $4,264,553    20   1.54   $213,228    8.689 354.90  595  85.8
2/28 LIB6M - IO - 60   $71,016,180   278  25.69   $255,454    8.194 359.32  624  81.1
3/27 LIB6M             $17,766,821   107   6.43   $166,045    8.715 350.69  582  81.5
3/37 LIB6M                $357,500     2   0.13   $178,750    8.010 480.00  615  74.9
3/27 LIB6M - IO - 36    $3,762,264    16   1.36   $235,142    7.670 352.44  583  82.9
3/27 LIB6M - IO - 60    $1,749,711     7   0.63   $249,959    7.052 350.85  648  77.1
5/25 LIB6M                $719,089     4   0.26   $179,772    9.093 357.71  614  78.3
5/1 LIB12M                $117,796     1   0.04   $117,796    7.875 354.00  519  80.0
5/35 LIB6M                $455,000     2   0.16   $227,500    7.750 480.00  556  72.2
5/25 LIB6M - IO - 120     $226,000     1   0.08   $226,000    5.000 342.00  544  49.1
5/1 LIB12M - IO - 60      $427,202     2   0.15   $213,601    5.640 351.36  576  80.0
7/1 LIB12M                $431,395     1   0.16   $431,395    5.750 346.00  757  71.2
7/1 LIB12M - IO - 84    $1,924,000     2   0.70   $962,000    7.002 355.44  687  66.5
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458 374.65  603  80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                                    Original Term
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
ARM 360               $236,220,121 1,127  85.45   $209,601    8.571356.77  604   80.9
ARM 480                $40,225,818   159  14.55   $252,993    7.791479.62  599   76.3
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
                              Range of Current Balance
-----------------------------------------------------------------------------------------
                               CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                    BALANCE LOANS  TOTAL    BALANCE       WAC TERM FICO    LTV
-----------------------------------------------------------------------------------------
$0.01 - $25,000.00             $69,965     3   0.03    $23,322   12.336289.94  538   73.3
$25,000.01 - $50,000.00       $556,418    13   0.20    $42,801   11.552290.63  558   74.4
$50,000.01 - $75,000.00     $3,711,221    57   1.34    $65,109    9.711340.69  591   81.2
$75,000.01 - $100,000.00    $8,542,723    97   3.09    $88,069    9.228352.52  590   81.8
$100,000.01 - $150,000.00  $34,659,804   277  12.54   $125,126    8.767367.49  591   80.6
$150,000.01 - $200,000.00  $46,586,050   266  16.85   $175,136    8.525373.44  598   80.4
$200,000.01 - $250,000.00  $45,303,567   202  16.39   $224,275    8.436378.59  598   78.4
$250,000.01 - $300,000.00  $33,400,295   122  12.08   $273,773    8.447376.24  608   81.7
$300,000.01 - $350,000.00  $24,898,749    77   9.01   $323,360    8.334376.29  605   82.0
$350,000.01 - $400,000.00  $27,976,696    75  10.12   $373,023    8.283377.49  613   81.3
$400,000.01 - $450,000.00  $17,363,606    41   6.28   $423,503    7.854383.72  602   77.8
$450,000.01 - $500,000.00   $9,044,647    19   3.27   $476,034    7.870377.29  605   80.9
$500,000.01 - $550,000.00   $8,013,411    15   2.90   $534,227    8.232382.42  597   79.2
$550,000.01 - $600,000.00   $3,467,838     6   1.25   $577,973    8.859399.67  631   86.0

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                      DTI > 45%
                             ARM and Fixed $276,445,940
                                   Detailed Report
-----------------------------------------------------------------------------------------
                              Range of Current Balance
-----------------------------------------------------------------------------------------
                               CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                    BALANCE LOANS  TOTAL    BALANCE       WAC TERM FICO    LTV
-----------------------------------------------------------------------------------------
$600,000.01 - $650,000.00   $2,505,311     4   0.91   $626,328    8.159358.28  636   85.2
$650,000.01 - $700,000.00     $680,539     1   0.25   $680,539    8.500360.00  715   80.0
$700,000.01 - $750,000.00   $2,951,000     4   1.07   $737,750    8.258389.12  673   74.2
$800,000.01 - $850,000.00   $2,535,000     3   0.92   $845,000    8.974359.67  591   68.5
$850,000.01 - $900,000.00   $1,764,500     2   0.64   $882,250    8.393419.30  629   82.5
> $900,000.00               $2,414,600     2   0.87 $1,207,300    7.856356.52  641   68.5
-----------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-----------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                                        State
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
Alabama                 $2,730,661    17   0.99   $160,627    9.513362.54  585   87.5
Alaska                    $345,630     1   0.13   $345,630    9.500359.00  571   95.0
Arizona                $17,931,548    83   6.49   $216,043    8.282382.16  602   80.1
Arkansas                  $400,803     4   0.14   $100,201   10.035350.67  551   87.2
California             $60,267,363   186  21.80   $324,018    7.920389.46  606   75.5
Colorado                $4,268,422    23   1.54   $185,584    8.288370.78  617   82.3
Connecticut             $5,207,751    20   1.88   $260,388    8.962359.49  588   82.4
Delaware                  $774,489     5   0.28   $154,898    9.236360.00  597   83.5
District of Columbia    $2,708,493     8   0.98   $338,562    7.832383.26  605   74.5
Florida                $34,954,502   172  12.64   $203,224    8.586384.68  605   81.6
Georgia                $10,752,118    63   3.89   $170,669    9.245358.25  602   83.4
Hawaii                  $5,030,079     9   1.82   $558,898    8.441357.74  631   72.7
Idaho                     $943,910     6   0.34   $157,318    8.124358.46  604   83.7
Illinois               $13,333,405    65   4.82   $205,129    8.780361.97  624   84.1
Indiana                 $1,744,946    14   0.63   $124,639    9.705350.97  582   84.5
Iowa                      $264,742     2   0.10   $132,371    9.065359.68  583   86.8
Kansas                    $125,700     1   0.05   $125,700    8.950356.00  609   90.0
Kentucky                $1,018,919     8   0.37   $127,365    9.062351.63  571   84.9
Louisiana               $1,241,390    10   0.45   $124,139    8.769355.46  584   79.9
Maine                     $134,548     1   0.05   $134,548    7.500356.00  558   90.0
Maryland               $10,246,311    37   3.71   $276,927    8.232380.70  595   78.5
Massachusetts           $6,042,692    24   2.19   $251,779    8.507365.33  583   82.5
Michigan                $4,239,517    39   1.53   $108,706    9.347353.25  578   84.0
Minnesota               $3,745,993    18   1.36   $208,111    9.199373.55  623   84.0
Mississippi             $1,256,584     9   0.45   $139,620    8.396355.37  616   84.5
Missouri                $2,548,773    19   0.92   $134,146    9.062361.70  584   87.3
Montana                   $943,013     5   0.34   $188,603    8.321347.40  607   83.6
Nebraska                  $140,000     1   0.05   $140,000    8.875360.00  568   84.8
Nevada                  $9,537,973    35   3.45   $272,514    8.397369.68  610   82.4
New Hampshire           $1,590,992     7   0.58   $227,285    8.155358.47  608   80.3
New Jersey              $8,302,465    29   3.00   $286,292    8.069385.11  603   82.0
New Mexico              $1,366,784     4   0.49   $341,696    7.572356.44  580   65.2
New York                $9,373,583    37   3.39   $253,340    7.978364.92  606   76.4
North Carolina          $2,337,200    15   0.85   $155,813    8.998351.63  561   81.5


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                      DTI > 45%
                             ARM and Fixed $276,445,940
                                   Detailed Report
-------------------------------------------------------------------------------------
                                        State
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
Ohio                    $2,735,418    23    0.99  $118,931    9.245339.24  573   82.8
Oklahoma                  $440,603     5    0.16   $88,121   10.452340.20  574   91.4
Oregon                  $2,913,369    17    1.05  $171,375    8.606373.08  610   81.5
Pennsylvania            $4,851,243    30    1.75  $161,708    9.265370.89  593   80.7
South Carolina          $1,276,588    10    0.46  $127,659    8.920358.13  571   85.7
South Dakota               $71,182     1    0.03   $71,182    8.300351.00  656   80.0
Tennessee               $1,695,560    13    0.61  $130,428    8.555392.77  606   82.5
Texas                  $10,037,461    82    3.63  $122,408    9.061358.94  596   84.1
Utah                    $2,935,635    17    1.06  $172,684    8.403374.87  607   84.4
Vermont                   $232,000     1    0.08  $232,000    8.990360.00  601   80.0
Virginia                $9,755,096    40    3.53  $243,877    8.607383.83  613   82.2
Washington             $11,186,137    51    4.05  $219,336    8.124364.02  602   79.8
Wisconsin               $1,824,931    14    0.66  $130,352    9.329348.80  592   81.3
Wyoming                   $639,419     5    0.23  $127,884    8.535358.87  590   80.9
-------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                                Loan-to-Value Ratios
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
<= 50.00                $4,725,016    26    1.71  $181,731    7.684395.90  563   42.9
50.01 - 55.00           $3,181,900    13    1.15  $244,762    7.708386.33  562   53.0
55.01 - 60.00           $6,709,580    28    2.43  $239,628    8.009383.09  564   57.8
60.01 - 65.00           $8,779,345    34    3.18  $258,216    8.065383.50  596   63.0
65.01 - 70.00          $14,585,837    58    5.28  $251,480    7.963382.69  574   68.4
70.01 - 75.00          $21,788,568    98    7.88  $222,332    7.922375.01  587   73.9
75.01 - 80.00         $116,155,611   579   42.02  $200,614    8.408377.29  617   79.8
80.01 - 85.00          $28,324,434   125   10.25  $226,595    8.693369.99  589   84.6
85.01 - 90.00          $52,277,557   219   18.91  $238,710    8.609369.37  606   89.5
90.01 - 95.00          $14,829,866    74    5.36  $200,404    9.513360.82  597   94.7
95.01 - 100.00          $5,088,225    32    1.84  $159,007    9.825356.58  616   99.9
-------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                            Range of Current Gross Coupon
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
4.501 - 5.000             $335,824     2    0.12  $167,912    4.959345.92  551   59.2
5.001 - 5.500           $2,191,960     7    0.79  $313,137    5.415356.17  589   69.5
5.501 - 6.000           $4,616,397    13    1.67  $355,107    5.846370.21  616   71.0
6.001 - 6.500           $8,485,667    33    3.07  $257,141    6.315362.37  638   80.1
6.501 - 7.000          $14,401,599    55    5.21  $261,847    6.815375.17  602   76.6
7.001 - 7.500          $26,047,121   109    9.42  $238,964    7.340393.55  618   77.4
7.501 - 8.000          $54,793,991   225   19.82  $243,529    7.817393.48  609   78.0
8.001 - 8.500          $46,979,617   213   16.99  $220,562    8.315389.23  605   79.4


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                      DTI > 45%
                             ARM and Fixed $276,445,940
                                   Detailed Report
-------------------------------------------------------------------------------------
                            Range of Current Gross Coupon
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
8.501 - 9.000          $39,516,512   191   14.29  $206,893    8.806363.71  600   82.1
9.001 - 9.500          $28,067,551   149   10.15  $188,373    9.307358.21  599   82.7
9.501 - 10.000         $23,520,837   122    8.51  $192,794    9.751356.61  589   83.1
10.001 - 10.500        $11,754,358    70    4.25  $167,919   10.315353.55  583   84.5
10.501 - 11.000         $8,758,479    45    3.17  $194,633   10.799352.74  572   87.4
11.001 - 11.500         $3,583,654    23    1.30  $155,811   11.272340.45  576   83.8
11.501 - 12.000         $2,191,844    15    0.79  $146,123   11.785332.43  614   89.6
12.001 - 12.500           $906,745     8    0.33  $113,343   12.256322.97  602   73.5
12.501 - 13.000            $62,723     2    0.02   $31,362   12.797293.63  567   75.0
13.001 - 13.500           $147,351     2    0.05   $73,675   13.320302.81  566   72.4
13.501 - 14.000            $83,710     2    0.03   $41,855   13.816287.22  477   87.4
-------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                                    Property Type
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------

SFR                   $197,228,996   938   71.34  $210,265    8.422376.12  601   80.1
PUD                    $51,992,518   219   18.81  $237,409    8.463372.16  607   81.7
CND                    $16,590,840    88    6.00  $188,532    8.447370.20  608   79.3
2 FAM                   $5,748,183    22    2.08  $261,281    8.834363.96  591   75.4
3 FAM                   $2,570,874     8    0.93  $321,359    9.423359.18  615   79.0
CNDP                    $1,469,199     4    0.53  $367,300    9.501374.22  629   74.6
MNF                       $462,829     6    0.17   $77,138   10.789317.60  586   70.5
4 FAM                     $382,500     1    0.14  $382,500    7.550480.00  646   63.8
-------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                                       Purpose
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
RCO                   $144,770,797   621   52.37  $233,125    8.356377.00  586   78.1
PUR                   $123,047,702   618   44.51  $199,106    8.577372.37  622   82.7
RNC                     $8,627,441    47    3.12  $183,563    8.467367.58  608   79.7
-------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                                      Occupancy
-------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
OO                    $260,597,904 1,206   94.27  $216,084    8.448375.45  600   80.2
INV                     $9,043,755    59    3.27  $153,284    8.803364.89  651   83.4
2H                      $6,804,281    21    2.46  $324,013    8.350356.92  657   76.9


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                      DTI > 45%
                             ARM and Fixed $276,445,940
                                   Detailed Report
-------------------------------------------------------------------------------------
                                      Occupancy
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                   Range of Months Remaining to Scheduled Maturity
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------

181 - 300               $4,464,011    52   1.61    $85,846   10.955282.75  584   75.5
301 - 360             $231,756,111 1,075  83.83   $215,587    8.525358.19  604   81.0
> 360                  $40,225,818   159  14.55   $252,993    7.791479.62  599   76.3
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                         Collateral Grouped by Document Type
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------

FULL                  $166,265,896   849  60.14   $195,837    8.365375.29  592   80.8
STATED INCOME         $110,180,043   437  39.86   $252,128    8.598373.67  620   79.3
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------
                             Collateral Grouped by FICO
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------

801 - 820                  $54,150     1   0.02    $54,150    9.250360.00  802   95.0
781 - 800                 $345,717     2   0.13   $172,858    8.158357.52  790   86.1
761 - 780               $1,098,390     3   0.40   $366,130    8.118438.22  778   82.5
741 - 760               $2,687,799    11   0.97   $244,345    8.646369.80  753   80.8
721 - 740               $2,234,447     8   0.81   $279,306    7.860388.87  733   81.7
701 - 720               $7,413,638    27   2.68   $274,579    7.558372.94  712   82.7
681 - 700               $9,632,130    33   3.48   $291,883    7.996364.10  689   80.0
661 - 680              $17,432,152    75   6.31   $232,429    7.989375.21  671   81.1
641 - 660              $22,543,656    99   8.15   $227,714    8.282371.63  649   81.7
621 - 640              $32,964,782   155  11.92   $212,676    8.612369.28  631   81.2
601 - 620              $42,851,182   193  15.50   $222,027    8.261377.78  611   81.5
581 - 600              $40,212,757   197  14.55   $204,126    8.592376.15  591   81.1
561 - 580              $36,852,397   173  13.33   $213,020    8.709370.70  570   81.1
541 - 560              $22,470,966   114   8.13   $197,114    8.700382.40  551   77.1
521 - 540              $17,774,669    88   6.43   $201,985    8.594378.48  530   76.6
501 - 520              $15,460,372    77   5.59   $200,784    8.750381.61  512   73.8
<= 500                  $4,416,736    30   1.60   $147,225    8.643344.69  486   80.1
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                    DTI > 45%
                           ARM and Fixed $276,445,940
                                 Detailed Report
-------------------------------------------------------------------------------------
                                      Grade
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
A                     $223,163,906 1,029  80.73   $216,875    8.407374.00  611   81.1
A-                     $16,616,820    69   6.01   $240,823    8.640364.96  574   78.6
B                      $15,340,588    76   5.55   $201,850    8.950380.22  567   77.2
C                      $10,709,934    54   3.87   $198,332    8.376379.19  577   71.9
C-                      $9,641,943    53   3.49   $181,923    8.570392.39  563   77.0
D                         $972,749     5   0.35   $194,550    8.913374.28  567   65.0
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                 Collateral Grouped by Prepayment Penalty Months
-------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
-------------------------------------------------------------------------------------
0                      $84,138,935   353  30.44   $238,354    8.746368.47  613   80.6
12                     $10,557,575    42   3.82   $251,371    8.392366.50  608   81.3
24                    $168,155,181   803  60.83   $209,409    8.316380.54  600   79.8
30                        $287,525     1   0.10   $287,525    7.925355.00  555   80.0
36                     $12,173,377    75   4.40   $162,312    8.301352.25  577   81.9
60                      $1,133,347    12   0.41    $94,446   10.507279.85  554   78.9
-------------------------------------------------------------------------------------
                      $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
-------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                  Range of Months to Roll            (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                    WA     CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION        MTR     BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
0 - 6                5  $12,444,824    82   4.50   $151,766    9.197329.80  595   81.2
7 - 12              12     $619,875     3   0.22   $206,625    7.133343.00  626   79.8
13 - 18             16  $11,738,675    58   4.25   $202,391    7.532351.67  586   81.9
19 - 24             23 $225,217,091 1,011  81.47   $222,767    8.503380.38  605   80.1
25 - 31             28  $15,039,405    76   5.44   $197,887    7.963352.26  583   82.0
32 - 37             34   $7,085,589    43   2.56   $164,781    9.240364.06  593   80.1
>= 38               67   $4,300,481    13   1.56   $330,806    7.089366.90  645   70.3
--------------------------------------------------------------------------------------------------------------------
                       $276,445,940 1,286 100.00   $214,966    8.458374.65  603   80.2
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                    Range of Margin                  (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                           CURRENT  # OF   % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS  TOTAL    BALANCE      WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------

1.001 - 2.000             $607,311     1   0.22   $607,311    5.500356.00  680   71.8
2.001 - 3.000           $3,598,693     9   1.30   $399,855    6.630352.90  657   70.5
3.001 - 4.000           $2,782,232    13   1.01   $214,018    8.407369.24  635   74.6
4.001 - 5.000           $7,229,339    32   2.62   $225,917    7.811353.01  618   77.8
5.001 - 6.000          $45,698,826   216  16.53   $211,569    7.894369.77  609   77.5
6.001 - 7.000         $117,224,904   553  42.40   $211,980    8.266381.80  598   80.3


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                                     DTI > 45%
                                             ARM and Fixed $276,445,940
                                                  Detailed Report
--------------------------------------------------------------------------------------------------------------------
                                                    Range of Margin                  (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS REMG.        ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
7.001 - 8.000           $75,378,407   345  27.27    $218,488   8.951375.76  604   81.4
8.001 - 9.000           $19,270,635    94   6.97    $205,007   9.222356.17  596   82.6
9.001 - 10.000           $3,322,726    18   1.20    $184,596  10.042356.47  567   88.1
10.001 - 11.000          $1,332,866     5   0.48    $266,573  11.579358.31  634   96.6
--------------------------------------------------------------------------------------------------------------------
6.699                  $276,445,940 1,286 100.00    $214,966   8.458374.65  603   80.2
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                   Range of Maximum Rates            (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS REMG.        ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
10.001 - 10.500            $188,002     1   0.07    $188,002   5.500348.00  521   80.0
10.501 - 11.000            $896,595     3   0.32    $298,865   5.561347.13  666   68.0
11.001 - 11.500          $1,031,311     2   0.37    $515,655   5.757356.41  686   75.2
11.501 - 12.000            $504,302     3   0.18    $168,101   5.683357.35  694   82.9
12.001 - 12.500          $5,051,704    15   1.83    $336,780   6.365354.70  618   71.5
12.501 - 13.000          $7,435,612    23   2.69    $323,287   6.393368.36  598   74.5
13.001 - 13.500         $12,693,159    52   4.59    $244,099   6.863374.82  632   78.2
13.501 - 14.000         $25,014,120    95   9.05    $263,307   7.387380.89  605   76.6
14.001 - 14.500         $28,194,398   125  10.20    $225,555   7.706391.34  610   79.1
14.501 - 15.000         $47,750,837   205  17.27    $232,931   7.971391.85  608   79.2
15.001 - 15.500         $42,760,797   193  15.47    $221,559   8.449388.89  604   79.9
15.501 - 16.000         $36,872,431   183  13.34    $201,489   8.943363.24  595   81.4
16.001 - 16.500         $23,274,659   131   8.42    $177,669   9.359358.17  597   82.9
16.501 - 17.000         $19,393,221    99   7.02    $195,891   9.790356.06  595   84.3
17.001 - 17.500         $10,592,923    64   3.83    $165,514  10.325352.50  585   84.9
17.501 - 18.000          $7,876,658    41   2.85    $192,114  10.797352.29  569   86.8
18.001 - 18.500          $3,699,739    23   1.34    $160,858  11.313342.02  575   82.8
18.501 - 19.000          $2,262,585    16   0.82    $141,412  11.799331.32  614   89.7
19.001 - 19.500            $659,103     6   0.24    $109,850  12.292316.36  621   73.8
> 19.500                   $293,784     6   0.11     $48,964  13.350296.41  541   77.2
--------------------------------------------------------------------------------------------------------------------
15.221                 $276,445,940 1,286 100.00    $214,966   8.458374.65  603   80.2
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                Initial Periodic Rate Cap            (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS REMG.        ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
1.000                    $7,405,117    27  2.68    $274,264   8.085357.36  603   84.1
1.500                  $200,363,326   962 72.48    $208,278   8.550376.79  602   80.4
2.000                    $1,922,087     9  0.70    $213,565   8.198355.60  565   86.0
3.000                   $63,034,340   279 22.80    $225,930   8.320371.28  604   79.7
5.000                    $3,032,269     6  1.10    $505,378   6.755353.40  678   69.3
6.000                      $478,800     2  0.17    $239,400   6.294351.50  584   65.4
7.000                      $210,000     1  0.08    $210,000   6.950480.00  556   47.4


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                                     DTI > 45%
                                             ARM and Fixed $276,445,940
                                                  Detailed Report
--------------------------------------------------------------------------------------------------------------------
                                                 Initial Periodic Rate Cap           (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF   % OF     AVERAGE   GROSS  REMG.       ORIG
DESCRIPTION                 BALANCE LOANS  TOTAL     BALANCE     WAC   TERMFICO    LTV
---------------------------------------------------------------------------------------------------------------------
                       $276,445,940 1,286 100.00    $214,966   8.458 374.65 603   80.2
---------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                              Subsequent Periodic Rate Cap           (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS  REMG.       ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC   TERMFICO    LTV
--------------------------------------------------------------------------------------------------------------------

1.000                   $66,266,209   283  23.97    $234,156   8.286 369.04 605   80.2
1.500                  $206,299,305   993  74.63    $207,754   8.545 376.86 601   80.3
2.000                    $3,650,626     9   1.32    $405,625   6.677 352.72 649   70.9
3.000                      $229,800     1   0.08    $229,800   8.125 349.00 579   89.8
--------------------------------------------------------------------------------------------------------------------
                       $276,445,940 1,286 100.00    $214,966   8.458 374.65 603   80.2
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                  Range of Lifetime Rate Floor       (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS  REMG.       ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC   TERMFICO    LTV
--------------------------------------------------------------------------------------------------------------------
1.001 - 2.000              $792,669     2   0.29    $396,335   6.815 347.35 646   74.7
2.001 - 3.000            $3,506,693     8   1.27    $438,337   6.582 352.71 657   70.3
4.001 - 5.000              $322,649     2   0.12    $161,325   6.277 357.30 588   74.1
5.001 - 6.000            $9,181,322    32   3.32    $286,916   6.677 383.87 597   73.1
6.001 - 7.000           $27,418,000   107   9.92    $256,243   6.989 374.69 615   78.3
7.001 - 8.000           $79,318,576   337  28.69    $235,367   7.757 390.02 609   78.4
8.001 - 9.000           $82,923,825   398  30.00    $208,351   8.591 375.92 602   80.5
9.001 - 10.000          $48,425,048   263  17.52    $184,126   9.535 357.71 595   83.2
> 10.000                $24,557,157   137   8.88    $179,249  10.798 354.86 583   85.7
--------------------------------------------------------------------------------------------------------------------
                       $276,445,940 1,286 100.00    $214,966   8.458 374.65 603   80.2
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                 Next Interest Adjustment Date       (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                            CURRENT  # OF  % OF     AVERAGE   GROSS  REMG.       ORIG
DESCRIPTION                 BALANCE LOANS TOTAL     BALANCE     WAC   TERMFICO    LTV
--------------------------------------------------------------------------------------------------------------------

07/06                      $447,972     4  0.16    $111,993  10.623 295.98 544   80.2
08/06                    $1,009,122     6  0.37    $168,187   7.863 328.69 636   74.6
09/06                      $626,653     7  0.23     $89,522  11.188 290.72 621   80.8
10/06                      $866,002    11  0.31     $78,727  10.792 280.84 553   77.2
11/06                    $2,397,820    24  0.87     $99,909  10.356 307.57 575   80.0
12/06                    $3,772,287    18  1.36    $209,572   9.105 339.35 596   83.2
01/07                    $3,324,968    12  1.20    $277,081   7.889 360.00 608   83.2
05/07                      $238,500     1  0.09    $238,500   6.250 335.00 710   90.0
06/07                      $381,375     2  0.14    $190,687   7.685 348.00 573   73.4
07/07                    $1,881,947     7  0.68    $268,850   7.578 349.00 544   86.4
08/07                    $2,581,472     8  0.93    $322,684   6.647 350.00 594   77.0
09/07                    $1,371,043     8  0.50    $171,380   7.024 350.13 601   78.5


================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide                           Computational Materials For
--------------------------
Securities Corporation                                             CWABS 2006-12
A Countrywide Capital Markets Company
================================================================================


                                                     DTI > 45%
                                             ARM and Fixed $276,445,940
                                                  Detailed Report
--------------------------------------------------------------------------------------------------------------------
                                            Next Interest Adjustment Date            (Excludes  0         Fixed Rate
                                                                                                          Mortgages)
--------------------------------------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF    AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL    BALANCE      WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
10/07                     $768,265     6    0.28   $128,044    7.732352.00  579   79.2
11/07                     $773,503     6    0.28   $128,917    7.535353.00  584   82.1
12/07                   $4,506,002    24    1.63   $187,750    8.172354.03  596   84.2
01/08                   $4,877,973    24    1.76   $203,249    8.722355.11  586   81.3
02/08                   $6,669,176    33    2.41   $202,096    8.426356.00  585   78.3
03/08                   $4,369,192    16    1.58   $273,074    8.990357.00  594   80.8
04/08                   $9,004,009    38    3.26   $236,948    8.643384.24  588   78.5
05/08                  $53,703,893   236   19.43   $227,559    8.545384.87  606   81.0
06/08                  $96,248,408   436   34.82   $220,753    8.508384.16  608   80.0
07/08                  $52,934,067   241   19.15   $219,643    8.320374.10  604   79.9
08/08                   $2,816,019    15    1.02   $187,735    7.372350.07  577   86.3
09/08                   $1,240,776     9    0.45   $137,864    7.225351.00  550   69.7
10/08                   $1,076,270     3    0.39   $358,757    7.508352.24  585   86.6
11/08                     $789,648     5    0.29   $157,930    8.225353.48  625   74.7
12/08                   $3,113,387    14    1.13   $222,385    8.644354.36  613   86.2
01/09                   $3,270,120    16    1.18   $204,382    8.680355.00  585   80.8
02/09                   $2,616,918    18    0.95   $145,384    9.265356.13  578   80.1
03/09                     $690,344     2    0.25   $345,172   10.501357.00  619   84.0
04/09                     $239,086     1    0.09   $239,086    6.750358.00  620   73.2
05/09                   $1,458,283    10    0.53   $145,828    9.471359.00  577   83.7
06/09                   $1,703,958    10    0.62   $170,396    8.915374.97  607   78.1
07/09                     $377,000     2    0.14   $188,500    8.919406.15  624   72.4
12/09                     $226,000     1    0.08   $226,000    5.000342.00  544   49.1
06/10                     $188,002     1    0.07   $188,002    5.500348.00  521   80.0
12/10                     $606,669     3    0.22   $202,223    7.294354.00  609   75.9
05/11                     $149,916     1    0.05   $149,916    8.875359.00  572   67.0
06/11                     $455,000     2    0.16   $227,500    7.750480.00  556   72.2
07/11                     $319,500     2    0.12   $159,750    9.658360.00  613   90.0
04/12                     $431,395     1    0.16   $431,395    5.750346.00  757   71.2
01/13                   $1,500,000     1    0.54 $1,500,000    7.250355.00  685   62.6
03/13                     $424,000     1    0.15   $424,000    6.125357.00  694   80.0
--------------------------------------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00   $214,966    8.458374.65  603   80.2
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                            Interest Only Period (months)
--------------------------------------------------------------------------------------------------------------------
                           CURRENT  # OF    % OF   AVERAGE    GROSS REMG.        ORIG
DESCRIPTION                BALANCE LOANS   TOTAL   BALANCE      WAC  TERM FICO    LTV
--------------------------------------------------------------------------------------------------------------------
0                     $193,076,030   960   69.84  $201,121    8.602381.65  595   79.9
24                      $4,264,553    20    1.54  $213,228    8.689354.90  595   85.8
36                      $3,762,264    16    1.36  $235,142    7.670352.44  583   82.9
60                     $73,193,093   287   26.48  $255,028    8.151359.07  624   81.0
84                      $1,924,000     2    0.70  $962,000    7.002355.44  687   66.5
120                       $226,000     1    0.08  $226,000    5.000342.00  544   49.1
--------------------------------------------------------------------------------------------------------------------
                      $276,445,940 1,286  100.00  $214,966    8.458374.65  603   80.2
--------------------------------------------------------------------------------------------------------------------

================================================================================
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).